10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Utilities and High Income Fund
Security
American Electric power Co
Advisor
EIMCO
Transaction Date
4/1/2009
Cost
25,000
Offering Purchase
0.04%
Broker
Credit Suisse
Underwriting Syndicate Members
J.P. Morgan

Fund
Utilities and High Income Fund
Security
Dominion
Advisor
EIMCO
Transaction Date
6/10/2009
Cost
46,875
Offering Purchase
0.187
Broker
Morgan Stanley
Underwriting Syndicate Members
UBS Investment Bank

Fund
Utilities and High Income Fund
Security
Dominion
Advisor
EIMCO
Transaction Date
6/10/2009
Cost
28,125
Offering Purchase
0.1125
Broker
Morgan Stanley
Underwriting Syndicate Members
Banc of America Securities LLC